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                                                                   Exhibit 10.11

                               OPERATING AGREEMENT

                                       OF

                             TAMARACK PARTNERS, LLC

                       A NEVADA LIMITED LIABILITY COMPANY


      THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE. THE UNITS MAY NOT BE RESOLD, TRANSFERRED, OR ASSIGNED BY A MEMBER OR ASSIGNEE UNLESS THE MEMBER OR ASSIGNEE HAS COMPLIED WITH THE TERMS OF THIS OPERATING AGREEMENT AND APPLICABLE LAW.

                                TABLE OF CONTENTS

ARTICLE 1 -- DEFINITIONS.......................................................1

ARTICLE 2 -- FORMATION OF COMPANY.............................................12
      2.1   Formation.........................................................12
      2.2   Name..............................................................13
      2.3   Principal Place of Business.......................................13
      2.4   Registered Office and Registered Agent............................13
      2.5   Term..............................................................13
      2.6   Tax Classification of Company.....................................13

ARTICLE 3 -- BUSINESS OF COMPANY..............................................14

ARTICLE 4 -- NAMES AND ADDRESSES OF MEMBERS...................................14

ARTICLE 5 -- RIGHTS AND OBLIGATIONS OF MEMBERS................................14
      5.1   Management of the Company.........................................14
      5.2   Election of Managers..............................................14
      5.3   Limitation of Liability...........................................15
      5.4   Indemnification...................................................15
      5.5   Inspection of Records.............................................16
      5.6   No Priority and Return of Capital.................................16
      5.7   Withdrawal of Member..............................................16
      5.8   Business Plan.....................................................16

ARTICLE 6 -- ACTION BY MEMBERS................................................17
      6.1   General...........................................................17
      6.2   Annual Meetings...................................................17
      6.3   Calling of Meetings...............................................17
      6.4   Place of Meetings.................................................17
      6.5   Notice of Meetings................................................17
      6.6   Conduct of Meetings...............................................17
      6.7   Voting............................................................17


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      6.8   Proxies...........................................................18
      6.9   Quorum............................................................18
      6.10  Manner of Acting..................................................18
      6.11  Record Date.......................................................18
      6.12  Participation by Telephone or Similar Communications..............18
      6.13  Waiver of Notice..................................................19
      6.14  Action by Members Without a Meeting...............................19

ARTICLE 7 -- MANAGEMENT:  BOARD OF MANAGERS...................................19
      7.1   Management........................................................19
      7.2   Responsibility of Managers........................................19
      7.3   Election of Each Manager..........................................20
      7.4   Removal, Vacancies and Resignation................................20
      7.5   Payment of Salary and Expenses....................................20
      7.6   Limitation on Liability; Indemnification..........................21
      7.7   Annual Meetings...................................................22
      7.8   Calling of Meetings...............................................22
      7.9   Place of Meetings.................................................22
      7.10  Notice of Meetings................................................22
      7.11  Conduct of Meetings...............................................22
      7.12  Voting............................................................22
      7.13  Quorum............................................................22
      7.14  Manner of Acting..................................................23
      7.15  Participation by Telephone or Similar Communications..............23
      7.16  Waiver of Notice..................................................23
      7.17  Action by Members Without a Meeting...............................23

ARTICLE 8 -- MANAGEMENT:  OFFICERS............................................23
      8.1   Appointment.......................................................24
      8.2   Qualification.....................................................24
      8.3   Resignation.......................................................24
      8.4   Removal...........................................................24
      8.5   Vacancies.........................................................24
      8.6   Right to Rely On Managers.........................................25
      8.7   Guaranteed Payment................................................25
      8.8   Bank and Brokerage Accounts.......................................25


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ARTICLE 9 -- CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS..........................25
      9.1   Members' Initial Capital Contributions............................25
      9.2   Form of Contributions.............................................25
      9.3   Additional Capital Contributions..................................25
      9.4   Loans by Unit Holders.............................................27
      9.5   Capital Accounts..................................................28
      9.6   Withdrawal or Reduction of Unit Holders Contributions to Capital..29

ARTICLE 10 -- ALLOCATIONS OF PROFITS AND LOSSES...............................29
      10.1  Allocation of Profit and Loss -- In General.......................29
      10.2  Special Allocations...............................................29
      10.3  Corrective Allocations............................................31
      10.4  Other Allocation Rules............................................31
      10.5  Determination of Profit or Loss...................................32
      10.6  Mandatory Tax Allocations Under Code Section 704(c)...............32

ARTICLE 11 -- DISTRIBUTIONS...................................................33
      11.1  Net Cash From Operations..........................................33
      11.2  Net Cash From Sales or Refinancings...............................33
      11.3  Distributions in Kind.............................................34

ARTICLE 12 -- ACCOUNTING, BOOKS, AND RECORDS..................................34
      12.1  Accounting Principles.............................................34
      12.2  Interest on and Return of Capital Contributions...................34
      12.3  Accounting Period.................................................34
      12.4  Records, Audits and Reports.......................................34
      12.5  Tax Matters Partner...............................................35
      12.6  Returns and Other Elections.......................................35

ARTICLE 13 -- TRANSFERABILITY.................................................35
      13.1  General...........................................................35
      13.2  First Refusal Rights..............................................36
      13.3  Transfers.........................................................37
      13.4  Transferee Not Member in Absence of Consent.......................40


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      13.5  Member Buyout.....................................................40
      13.6  Section 754 Election..............................................41
      13.7  Gaming Act Restrictions...........................................41
      13.8  Unsuitability of Member...........................................41

ARTICLE 14 -- ADDITIONAL MEMBERS..............................................42
      14.1  Admission to Membership...........................................42
      14.2  Transferee Bound by this Agreement................................42
      14.3  Financial Arrangements............................................42

ARTICLE 15 -- DISSOLUTION AND TERMINATION.....................................42
      15.1  Events Causing Dissolution........................................42
      15.2  Continuation......................................................43
      15.3  Allocation of Profit and Loss in Liquidation......................43
      15.4  Winding Up, Liquidation and Distribution of Assets................43
      15.5  No Obligation to Restore Negative Capital Account Balance on
            Liquidation.......................................................44
      15.6  Termination.......................................................44
      15.7  Articles of Dissolution...........................................44
      15.8  Return of Contribution Nonrecourse to Other Members...............44

ARTICLE 16 -- DEFAULT.........................................................45
      16.1  Default...........................................................45
      16.2  Remedies..........................................................45
      16.3  Defaulting Member.................................................45

ARTICLE 17 -- INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES;
              RELATED PARTNERSHIPS ...........................................46

ARTICLE 18 -- MISCELLANEOUS PROVISIONS........................................47
      18.1  Notices...........................................................47
      18.2  Governing Law.....................................................47
      18.3  Amendments........................................................48
      18.4  Construction......................................................48
      18.5  Arbitration.......................................................48
      18.6  Rights and Remedies Cumulative....................................48
      18.7  Heirs, Successors and Assigns.....................................49


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      18.8  Creditors.........................................................49
      18.9  Counterparts .....................................................49
      18.10 Representation as to Non-Foreign Status...........................49
      18.11 Investment Representations........................................49
      18.12 Entire Agreement..................................................49
      18.13 Cooperation and Further Assurance.................................50
      18.14 Expenses..........................................................50
      18.15 Incorporation by Reference........................................50
      18.16 Delays, Omissions, Waivers........................................51
      18.17 Assignment........................................................51
      18.18 Time..............................................................51
      18.19 Attorneys' Fees...................................................52
      18.20 Effect of This Agreement on Third Persons.........................52
      18.21 Severability......................................................53
      18.22 Equitable Remedies in Relation to Non-Monetary Obligations........53
      18.23 Authorization.....................................................54
      18.24 Waiver of Jury Trial..............................................54
      18.25 Captions..........................................................54
      18.26 Confidential Nature of this Agreement.............................54
      18.27 No Outside Representations or Other Undisclosed or Relied Upon
            Enticements.......................................................54


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

                               OPERATING AGREEMENT

                                       OF

                             TAMARACK PARTNERS, LLC

      THIS OPERATING AGREEMENT of Tamarack Partners, LLC is made and entered into effective as of this 13th of December, 2001 by and among the undersigned parties, who by their execution of this Agreement have become members of the Company pursuant to pursuant to Chapter 86 of the Nevada Revised Statutes, as amended.

                            ARTICLE 1 -- DEFINITIONS

      For the purpose of this Agreement, the following terms, as well as any and all derivations of the terms so defined, where the first letter of each word of such terms are capitalized, shall have the following meanings, unless the particular context in which such defined terms are being used clearly indicates and requires otherwise:

      "Act" means Chapter 86 of the Nevada Revised Statutes, as amended.

      "Additional Capital Contribution" means contributions required by Section 9.3, which are in addition to those set forth in Schedule 1.

      "Agreement" means this duly executed and delivered agreement, inclusive of all exhibits, accompaniments and other attachments hereto and referenced herein, as well as all other agreements or other written documents which are described particularly and also incorporated specifically herein, and any and all duly executed and delivered written amendments hereto or thereto.

      "Affiliate" of a Person referenced herein, or a Person "Affiliated" with one or more other Persons controlling, controlled by or under common control with such person. An individual, who controls a Person, is also an Affiliate of such Person and with all other Persons Affiliated with such Person. The direct or indirect ownership by a Person of more than fifty percent (50%) of the voting securities, or the possession of the direct or indirect right and ability to vote more than fifty percent (50%) of the voting securities, of any corporation or similar Entity, or the possession of the direct or indirect right and ability to elect a majority of the board of directors of such corporation or Entity or to cast the deciding vote in relation to matters considered by the board of directors or its shareholders or other owners, shall constitute control for purposes of this subparagraph as wells as for all other purposes of this Agreement. The direct or indirect ability by a Person to bind another Person by reason of the provisions of applicable law


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or pursuant to the enforceable provisions of an agreement, as appropriate, also shall constitute control for purposes of this subparagraph, as well as for all other purposes of this Agreement.

      "Articles of Organization" means the Articles of Organization pursuant to which the Company was formed, as originally filed with the office of the Secretary of State of the State of Nevada on June 27, 2000, and as amended from time to time.

      "Assign" means to sell, negotiate, give, pledge, transfer, assign, alienate, hypothecate or otherwise dispose of any Membership Interest, voluntarily or involuntarily. Except as otherwise provided in this Agreement, the sale after the Effective Date of more than fifty percent (50%) of the ownership interests of the shareholders and/or the other owners of the Members on the Effective Date to Persons, who are not shareholders, owners, or a Family Transferee of such parties hereto on the Effective Date, or the merger or other reorganization of a party hereto which results in the present shareholders, owners, or a Family Transferee of a party hereto on the Effective Date owning less than fifty percent (50%) of the surviving reorganized Entity, shall be, and shall be deemed to be, an assignment of this Agreement by such party for all purposes of this Agreement.

      "Bankruptcy" means with respect to any Member, the filing of a voluntary or involuntary petition in bankruptcy by or against a Member pursuant to Chapters 7 or 11 of the United States Bankruptcy Code, unless such petition is denied or dismissed within thirty (30) days after filing in the case of a voluntary petition, or within ninety (90) days after filing in the case of an involuntary petition; the entry of an order of relief in bankruptcy of a Member; the assignment by a Member of its Economic Interest for the benefit of creditors; the appointment of a receiver or trustee for a Member's property; and the attachment of a Member's Economic Interest which is not released within thirty (30) days; or the undertaking by any Member of any course or action amounting to the commencement of liquidation or dissolution proceedings.

      "Board of Managers" shall be the governing board of the Company consisting of Managers elected pursuant to Section 5.2.

      "Business" shall mean the business described in Article 3.

      "Business Day" means any day other than Saturday, Sunday or holiday. The term "Holiday" means, in turn, any and all days upon which the mail in the United States of America is not regularly delivered and when substantially all banks in either the State of California or State of Nevada are not open for business in the ordinary course.


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      "Business Plan" means the business plan and an annual operating budget which shall include, at a minimum, the following:

            1. A narrative description of any business activities proposed to be undertaken;

            2. A projected annual income statement (utilizing accrual basis accounting) on a quarter-by-quarter basis for the current fiscal year and the subsequent fiscal year with separate line item(s) for compensation paid to each Member of the Company other than in the form of a membership distribution;

            3. A projected balance sheet as of the end of the current fiscal year and subsequent fiscal year;

            4. A capital budget and an operating budget for each line of business, including the establishment and amount of working capital, capital improvement, and Reserves with separate line item(s) for compensation paid to each Member of the Company other than in the form of a membership distributions;

            5. A schedule of projected operating cash flow (including itemized operating revenues, costs, and expenses) for the current fiscal year, including a schedule of projected operating deficits and capital calls for Capital Contributions, if any;

            6. A personnel plan indicating executive and key employee staff, organizational charts, employee census, hiring estimates, turnover, payroll, schedule of benefits, and labor relations agreements;

            7. A description of any material proposed expenditures including a marketing and advertising program;

            8. A development schedule identifying the projected development periods as well as the times for completion of the various stages of the business and the costs attributable to each such stage;

            9. A narrative description of the proposed investment of any funds of the Company which are (or are expected to become) available for investment;

            10. Such other information, plans, maps, description of contracts, or other materials necessary in order to full and fairly inform the Members of all matters relevant to the development, operation, management, and maintenance of the Company;

            11. A schedule identifying proposed property (real or personal) acquisitions and dispositions with a cost or sales price, as the case may be, in excess of Fifty Thousand Dollars ($50,000), together with the aggregate cost of all such acquisitions and the aggregate sales price of all such dispositions; and


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            12. A schedule identifying proposed property (real or personal)
acquisitions and dispositions with a cost or sales price, as the case may be, in excess of Fifty Thousand Dollars ($50,000), together with the aggregate cost of all such acquisitions and the aggregate sales price of all such dispositions; and

            13. A five-year strategic plan for the further strategic development, diversification and positioning of the Company so it remains competitive in a dynamic marketplace.

      "Capital Account" means the capital account determined and maintained for each Unit Holder pursuant to Section 9.5.

      "Capital Contribution" means any contribution to the capital of the Company in cash or property by a Member whenever made.

      "Cause" means (i) the legal incapacity of a Manager; (ii) the willful or negligent mismanagement by the Manager of the Company's assets or business;
(iii) the abuse or abandonment of, or persistent or material inattention to, the Company by a Manager; (iv) a federal or state conviction against a Manager involving the commission of felony or serious misdemeanor; (v) an act of stealing, dishonesty, fraud, or embezzlement; (vi) the illegal sale or use of narcotics or the excessive use of alcohol by a Manager that impairs his ability to dispatch his duties hereunder; (vii) the poor health of a Manager such that such Manager is physically, mentally, or emotionally unable to devote sufficient time to manage the Company; (viii) the Manager's failure to obtain, loss, or forfeiture of a personal license, permit or approval from a Governmental Body necessary for his participation in the Business such as a non-restricted gaming license; (ix) the chronic failure by a Manager to comply with material provisions of this Agreement or to fulfill his duties as a Manager of the Company; and (x) such other grounds now or hereafter provided under the Act.

      "Claims" means, jointly and severally, any and all actual or threatened investigations, claims (of injury, damage, breach, default, wrong doing or otherwise), demands, rights of offset, counterclaims, damages (whether actual, special, consequential, monetary, non-monetary and/or otherwise), costs, expenses, obligations, duties, losses of any kind (whether compensatory, punitive, statutory, equitable or other form), actions, causes of action, suits, debts, liens, liabilities, proceedings, suits, hearings or inquiries, of any and every kind and description, whether private, judicial, quasi-judicial, regulatory or administrative in nature and whether valid or invalid, proper or improper and/or known or unknown, including, but not limited to and merely as illustrations thereof, claims for contribution or indemnity requested or demanded by third Persons, which are made, prosecuted or otherwise pursued by one or more third Persons, to which one or more


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Parties hereto become the subject thereof or otherwise are affected thereby or involved therewith, and which are related to, pertain to or are otherwise concerned in any way with, and/or arise in any manner because of, in conjunction with or in relation to, this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

      "Company" means "Tamarack Partners, LLC, a Nevada limited liability company."

      "Company Minimum Gain" has the same meaning as the term partnership minimum gain in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

      "Commission" means the Nevada Gaming Commission.

      "Deficit Capital Account" means with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

            1. credit to such Capital Account any amount that such Unit Holder is obligated to restore to the Company under Regulation Section
1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Regulation Sections 1.704-2(g)(1) and (i)(5); and

            2. debit to such Capital Account the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

      This definition is intended to comply with the provisions of Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

      "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager[s].

      "Distributable Cash" means all cash received by the Company during a fiscal period, less the sum of the following to the extent paid or set aside by the Company


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during such fiscal period: (i) all installments of principal and interest due on indebtedness of the Company and other sums paid or payable to lenders; (ii) all cash expenditures incurred incident to the operations of the Company's business; and (iii) Reserves.

      "Economic Interest" means a Unit Holder's share of Profits, Losses, and other tax items of the Company and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any right to participate in the affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members.

      "Economic Interest Owner" means the owner of an Economic Interest who is not a Member.

      "Effective Date" means the date set forth in the first paragraph of this Agreement.

      "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any other organization that is not a natural person.

      "Fiscal Year" means (i) the period commencing on the Effective Date and ending on December 31, 2000, and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (A) the following December 31, or (B) the date on which all Company Property is distributed pursuant to Section
15.4 and the Certificate has been canceled pursuant to the Act.

      "Force Majeure" means any and all acts of God or the elements, insurrections, riots, epidemics, or any other cause for the claimed inability to act of a Party hereto (including, without limiting the generality of the foregoing, the inability of a Party hereto to comply with the provisions of this Agreement as a result of any valid and applicable foreign federal, state, county, municipal or other governmental law, executive order, ordinance, rule, regulation or act), whether similar or dissimilar to those causes enumerated above, which are not within the reasonable control of the Party claiming such inability to act, which such Party could not have avoided by exercising due diligence and care and with respect to which such Party shall use all commercially reasonable efforts that are practically available to it in order to avoid, change or correct such condition so as to resume performance hereunder as fully and expeditiously as is then reasonably possible. Force Majeure, however, shall not include any event or condition caused by a Party's inherent financial condition or financial inability to pay its monetary obligations when due (as distinguished from a Party's inability to make a


                                       6
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payment by reason of bank's failure or some other external cause not associated with such Party's financial condition).

      "Gaming Act" means the Nevada Revised Chapter 463 and the regulations promulgated thereunder.

      "Gaming Board" means the Nevada Gaming Control Board.

      "Governmental Body" means any domestic or foreign national, state or municipal or other local government or multi-national body or any subdivision, agency, commission or authority thereof.

      "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Managers, provided that, if the contributing Member is a Manager, the determination of the fair market value of a contributed asset shall require the consent of a majority of the Members;

            (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of the Company's non-liquid assets as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g): provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

            (iii) The Gross Asset Value of any Company asset distributed to any Unit Holder shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managers, provided that, if the distributee is a Manager, the determination of the fair market value of the distributed asset shall require the consent of a majority of the Members; and

            (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section


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

1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Article 10; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the Managers determine that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii), or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses. For purposes of this definition of Gross Asset Value, a Capital Contribution or distribution shall be considered de minimis if its value is less than $25,000.

      "Interested Party Transaction" means a contract or transaction between a Member, an Affiliate of a Member, a parent, spouse, child or sibling of a Member or a parent, spouse, child or sibling of an owner of a Member, and the Company, or in which the Member has a financial interest. Merely being an employee of an Entity that enters into a contract or transaction with the Company is not itself deemed to cause a Member to have a financial interest in the contract or transaction unless the employee is an officer of the Entity (excluding operating titles).

      "Legal Representative" means the legally constituted or empowered personal or other representative of a Person, depending on the particular context, including its receiver, trustee in bankruptcy, proxy or attorney in tact, as maybe applicable.

      "Liabilities and Expenses" means, jointly and severally, any and all claimed, accrued, incurred or paid losses, judgments, awards, costs (including attorneys' fees), expenses, liabilities, penalties, fines, forfeitures or other monetary and/or non-monetary obligations of any and every kind and description; which are levied, entered or assessed against, which are owing or are, paid by or otherwise obligate, bind and/or affect one or more Parties hereto, and which relate directly or indirectly in any way to, and/or arise in any manner whatsoever because of or in conjunction with, one or more Claims that pertain to, or otherwise are associated in any way with this Agreement.

      "Major Decision" means a decision on any of the following matters, which shall require the approval of Members holding a Super Majority Interest; provided, however, if the Board of Managers is composed of designated representatives of Members holding eighty percent (80%) of the then outstanding Units held by Members, the approval of four (4) out of five (5) Managers then acting, whichever the case may be, shall be deemed approval of a Major Decision without the necessity of seeking approval of Members:


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            1. Any capital expenditure in any single transaction or series of like transactions in excess of Fifty Thousand Dollars ($50,000);

            2. The incurrence or refinancing of any debt in excess of Fifty Thousand Dollars ($50,000) by the Company or the pledge of any assets of the Company to secure any obligation of it;

            3. The admission of one or more additional or substitute Members;

            4. The sale or transfer of all or substantially all of the assets of the Company;

            5. The merger of the Company into any other Entity;

            6. The dissolution or termination of the Company;

            7. Any action that would cause the Company to seek protection from creditors under federal or state bankruptcy or insolvency laws;

            8. Additional Capital Contributions as described in Section 9.3;

            9. Approval of a withdrawal in accordance with Section 5.7;

            10. Approval of a transfer in accordance with Article 13;

            11. Approval of an Interested Party Transaction pertaining to one or more Members or Managers;

            12. Approval of the annual Business Plan described above;

            13. The execution of a lease for any material portion of the Company's real property;

            14. Any contractual obligation outside the ordinary course of business with a term greater than three years;

            15. Approval of the Company's investment or entry into particular and distinct business opportunities or the pursuit of particular and distinct businesses or activities pursuant to Article 3; and

            16. Approval for the Company to be treated other that as a partnership for federal and state income tax purposes.

      Any individual Major Decision which is contained as part of the Business Plan shall be deemed approved to the extent the Business Plan is approved.

      "Majority Interest" means, at any time, more than fifty percent (50%) of the then outstanding Units held by Members.

      "Manager" or "Managers" means the Managers of the Company as provided in
Article 7.

      "Member" means each Person who executes a counterpart of this Agreement as a Member and each Person who may hereafter become a Member. If a Person is a Member

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immediately prior to the acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to such Economic Interest.

      "Membership Interest" means all of a Member's Economic Interest, and all of a Member's rights to participate in the affairs of the Company including the right to vote on, consent to or otherwise participate in any decision of the Members, all pursuant to this Agreement and the Act.

      "Member Minimum Gain" has the same meaning as the term partner nonrecourse debt minimum gain in Regulation Section 1.704-2(b).

      "Member Nonrecourse Deductions" has the same meaning as the term Partner Nonrecourse Deductions in Regulation Sections 1.704-2(i)(1) and (2). The amount of Member Nonrecourse Deductions for a Company fiscal year shall be determined in accordance with Regulation Section 1.704-2(i)(2).

      "Net Cash From Operations" means the gross cash proceeds from Company operations (including sales and dispositions of the Business in the ordinary course of business) less the portion thereof used to pay or establish the Reserves. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of Reserves previously established pursuant to the first sentence of this definition and the definition of "Net Cash from Sales or Refinancings."

      "Net Cash From Sales or Refinancings" means the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of the Business, less any portion thereof used to establish reserves, all as determined by the Managers. "Net Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions (other than in the ordinary course of business) of the Business.

      "Nonrecourse Deductions" has the meaning set forth in Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for Company Fiscal Year shall be determined pursuant to Regulation Section 1.704-2(c).

      "Officer" means those officers appointed by the Managers as provided in
Article 8.

      "Party" means a Person who is a party to this Agreement.

      "Percentage Interest" means with respect to any Unit Holder the percentage determined based upon the ratio that the number of Units held by such Unit Holder bears to the total number of outstanding Units.

      "Person" means any individual, corporation, partnership, joint venture, trust, association, limited liability company, unincorporated organization, other Entity, or Governmental Body.

      "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

            (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

            (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (iv) Gain or loss resulting from any property non de minimis disposition of the Business with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of "Depreciation";

            (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Unit Holder's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

            (vii) Any items which are specially allocated pursuant to Section
10.3 or Section 10.4 shall not be taken into account in computing Profits or Losses.

      The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 10.3 and 10.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

      "Regulations" includes proposed, temporary and final Treasury regulations promulgated under the Code and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

      "Representatives" means the Legal Representatives, employees, officers, directors, managing directors, managers, members, partners, agents, attorneys and/or independent contractors (e.g.,independently retained advisors or consultants, such as investment bankers or financial advisors/consultants) of a Person.

      "Reserves" means, with respect to any fiscal period funds set aside or amounts allocated during such period to reserves which shall be maintained by the Managers in amounts that are not unreasonable for working capital, to accomplish the Business Plan and to pay taxes, insurance, debt service, capital improvements, replacements, contingencies or other costs or expenses incident to the ownership or operation of the Company's business.

      "Super Majority Interest" means, at anytime, more than eighty percent (80%) of the then outstanding Units held by Members.

      "Unit Holder" means a Person who either is a Member or who holds an Economic Interest but is not a Member.

      "Units" means either the Membership Interest owned by a Member or the Economic Interest owned by an Economic Interest Holder under this Operating Agreement, expressed as a number equal to the Percentage Interest held by such Unit Holder. One Unit represents percentage interest of one hundredth of one percent (.001%).

                        ARTICLE 2 -- FORMATION OF COMPANY

      2.1 Formation. The Company was formed on July 27, 2000, when the Articles of Organization were executed and filed with the office of the Secretary of State of the State of Nevada in accordance with and pursuant to the Act.

      2.2 Name. The name of the Company is "Tamarack Partners, LLC."

      2.3 Principal Place of Business. The principal place of business of the Company shall be 241 Ridge Street, 4th Floor, Reno, Nevada. The Company may locate its places of business at any other place or places as the Managers may from time to time deem advisable.

      2.4 Registered Office and Registered Agent. The Company's initial registered agent and the address of its initial registered office in the State of Nevada is Sierra Corporate Services, 241 Ridge Street, 4th Floor, Reno, Nevada 89501. The registered office and registered agent may be changed by the Managers from time to time.

      2.5 Term. The term of the Company shall be the period of time from the filing of the Articles of Organization with the Secretary of State until the Company is dissolved in accordance with either Article 15 or the Act.

      2.6 Tax Classification of Company. The Members intend that upon its formation and a continuing basis thereafter, the Company shall be classified as a partnership under Code applicable income tax laws, Regulations and rulings. The Members shall promptly make any amendment of this Agreement, Articles of Organization or relevant document that becomes necessary or useful to ensure partnership income tax classification for the Company. The Members shall promptly take all other necessary or appropriate action to ensure this classification. Each Member shall avoid any action that threatens this classification. If, without good cause, any Member takes or omits any action that results in the Company's losing partnership classification for income tax purposes, the Member shall be liable to the other Members for any resulting adverse tax consequences with the other Members may incur during the three taxable years following that action or omission. No Member shall be liable to the Company or other Members if such Member approves the termination of partnership tax treatment in accordance with paragraph (p) of Major Decisions.

                        ARTICLE 3 -- BUSINESS OF COMPANY

      The character and general nature of business of the Company to be conducted shall be:

            17. to own and manage business opportunities, including purchase, development, ownership, operation, holding, and sale of Tamarack Bar & Grill located at 13101 South Virginia Street, Reno, Nevada;

            18. to operate, manage and conduct gaming in a gaming casino on or within the premises described in paragraph (a) while the Company holds a Nevada gaming license for such location; and

            19. to carry on any other lawful business or activity which may be conducted by a limited liability company organized under the Act.

                   ARTICLE 4 -- NAMES AND ADDRESSES OF MEMBERS

      The names, addresses, Percentage Interest and Number of Units of each Member are set forth on attached Schedule 1, as amended or restated from time to time.

                 ARTICLE 5 -- RIGHTS AND OBLIGATIONS OF MEMBERS

      5.1 Management of the Company. The Members shall not be entitled to participate in the day-to-day affairs and management of the Company which is intended to be a manager managed limited liability company under the Act, but instead, the Members right to vote or otherwise participate with respect to matters relating to the Company shall be limited to those matters as to which the express terms of the Act or this Agreement vest in the Members the right to so vote or otherwise participate.

      5.2 Election of Managers. The Managers of the Company are as follows:

Eldorado Resorts, LLC                           Robert E. Armstrong
Robert J. Sullivan                              Patrick Sullivan
Donald L. Carano

The Managers shall be elected by the Members. Except as set forth below, the Company shall have at least four (4) Managers who will be elected annually hereafter. At each election of Managers, every Member shall have the right to vote in person or by proxy the number of Units owned by the Member for as many persons as there are Managers to be elected, to accumulate votes by giving one candidate as many votes as the number of such Managers to be elected multiplied by the number of such Member's Units shall equal, or by distributing such votes on the same principle among any number of such candidates. Elections of Managers shall be conducted no less frequently than once per year.

      5.3 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement and the Act.

      5.4 Indemnification. The Company shall indemnify the Members from, and shall save and hold the Members harmless for all Claims and Liabilities and Expenses paid or accrued by such Member, and advance expenses incurred by the Member, in connection with the business of the Company, to the fullest extent provided or allowed by the Act, unless such debt, obligation or liability is incurred by the Member in bad faith, in violation of the terms of this Agreement or as a prohibited exercise of the Member's authority, or by reason of such Member's willful misconduct or gross negligence. If any proceeding shall be brought or threatened against the Member within the scope of the indemnity set forth above, the Company shall assume the defense thereof, including employment of counsel of the Company's choice and payment of all costs of litigation. Notwithstanding the preceding sentence, such Member shall have the right to employ its own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel shall be at the expense of such Member unless: (i) the employment of such counsel shall have been authorized in writing by the Company; (ii) the Company, after due written notice of the action, shall not have employed counsel to have charge of such defense, in either of which events the reasonable fees and expenses of counsel for such Member shall be borne by the Company; or (iii) the employment of such counsel is necessitated by a material conflict of interest between such Members and the Company in relation to such action. The Company shall not be liable for any settlement of any action effected without its consent. Such Member and the Company agree to cooperate in good faith and to conduct a joint defense of such action, provided that neither party shall be required to prejudice its own defense, waive its right to independent counsel, or waive the attorney/client communication privilege or attorney work product privilege.

      5.5 Inspection of Records. Upon reasonable request, each Member shall have the right to inspect and copy at such Member's expense, during ordinary business hours, the records required to be maintained by the Company pursuant to Section 12.4.

      5.6 No Priority and Return of Capital. Except as expressly provided in
Article 10 or 11, no Unit Holder shall have priority over any other Unit Holder, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided; that this Section 5.6 shall not apply to loans made by a Member to the Company.

      5.7 Withdrawal of Member. Except as expressly permitted in this Agreement, no Member shall voluntarily resign or otherwise withdraw as a Member. Unless otherwise approved by Members holding a Majority Interest, a Member who resigns or withdraws shall be entitled to receive only those distributions to which such Person would have been entitled had such Person remained a Member (and only at such times as such distribution would have been made had such Person remained a Member). Except as otherwise expressly provided herein, a resigning or withdrawing Member shall thereafter be an Economic Interest Owner, and no longer a Member who owns a Membership Interest and who is entitled to voted under
Section 5.2.

      5.8 Business Plan. In the event the Board of Managers fail to approve the Business Plan by the requisite number of approvals by Managers of a Major Decision in Article 1 at the annual meeting, the Members shall vote on and approve the Business Plan by a Super Majority Interest in the manner set forth in Article 6. Subject to the limitations contained herein and the availability of operating revenues and other funds, the Managers shall conduct the Company"s business in material compliance with the then applicable Business Plan and shall require any Person employed as a Manager or Person to do so. Any Person hired by the Company to actively manage and supervise the Company's business operations shall be required as a term of engagement to manage the Company's business operations in compliance with the Company's approved Business Plan.

                         ARTICLE 6 -- ACTION BY MEMBERS

      6.1 General. In exercising their rights as provided in this Agreement or in the Act, and in exercising any other voting rights, the Members shall act collectively through meetings and/or written consents as provided in this Article.

      6.2 Annual Meetings. There shall be a regular annual meeting of the Members at such time and place as designated by the Managers.

      6.3 Calling of Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by the Act, may be called by the Managers, and shall be called by the Managers at the request of Members holding at least ten percent (10%) of the Units held by Members.

      6.4 Place of Meetings. The place of any meeting of the Members shall be the principal office of the Company, unless another place, either within or outside the State of Nevada, is designated by the Managers.

      6.5 Notice of Meetings.Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) Business Days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or the Members calling the meeting, to all Members. If mailed, such notice shall be deemed to be delivered three Business Days after being deposited in the United States Mail, addressed to the Members as specified in Section 18.1, with postage thereon prepaid. If the business to be conducted at any meeting includes voting on any Major Decisions, then the written notice shall state that the purpose or one of the purposes is to consider the Major Decision and shall describe the proposed action in reasonable detail.

      6.6 Conduct of Meetings. The Board of Managers may elect a Manager to act as chairperson at any meeting of the Members, shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion, and shall appoint a secretary of such meeting to take minutes thereof.

      6.7 Voting. In any vote of Members, each Member shall be entitled to cast one vote for each Unit held by such Member. Notwithstanding the other provisions of this Agreement, if a matter to be voted by the Members involves an Interested Party Transaction for a Member, that Member shall not be entitled to vote on that matter unless this provision would mean that no Member is entitled to vote on the matter, in which event all Members will be entitled to vote on the matter regardless of its characterization as an Interested Party Transaction.

      6.8 Proxies. At any meeting of the Members, a Member not present may vote by proxy executed in writing by the Member. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

      6.9 Quorum. A Majority Interest of Members, represented in Person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of Units held by Members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty
(60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Units whose absence would cause less than a quorum.

      6.10 Manner of Acting. If a quorum is present, the affirmative vote of Members holding more than fifty percent (50%) of the Units represented at the meeting in person or by proxy shall be the act of the Members, unless the vote of a greater or lesser percentage is required by this Agreement or the Act.

      6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

      6.12 Participation by Telephone or Similar Communications. Members may participate and hold a meeting by means of conference telephone or similar communications equipment by means of which all Members participating can hear and be heard, and such participation shall constitute attendance and presence in person at such meeting.

      6.13 Waiver of Notice. When any notice is required to be given to a Member, a waiver thereof in writing signed by the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

      6.14 Action by Members Without a Meeting. Any action requiring Member consent may be taken without a meeting if one or more written consents describing such action are executed by all Members. Such consents shall be delivered to the Secretary for inclusion in the Company's minutes. Action taken under this Section 6.14 shall be effective when the requisite Members have signed the consent or consents and delivered them to the Secretary, unless such consents specify a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a consent.

                    ARTICLE 7 -- MANAGEMENT BOARD OF MANAGERS

      7.1 Management. Except as otherwise expressly provided in this Agreement or in the Act, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by the Managers. The Board of Managers shall constitute the Managers of the Company within the meaning of Nev. Rev. Stat. "86.071. Eldorado Resorts, LLC, a Nevada limited liability company, is hereby designated "Chief Executive Manager" and will be responsible for overseeing the day to day operation of the Company. Except as otherwise provided in this Agreement or the Act, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Unless authorized to do so by this Agreement or by a majority of the Managers, no individual Manager, Member, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

      7.2 Responsibility of Managers. The Managers shall have those duties and responsibilities as provided for managers in the Act, and under this Agreement.

      7.3 Election of Each Manager. Each Manager, and his or her successor, shall be elected in accordance with Section 5.2 above. Each Manager so elected shall serve until removed as provided in Section 7.4 below, or until his or her death, incapacity, dissolution, bankruptcy, or notification of a desire to resign as a Manager.

      7.4 Removal, Vacancies and Resignation.

            7.4.1 Removal. At a meeting called expressly for that purpose, a Manager may be removed at any time, for Cause, by the affirmative vote of a Super Majority of the Members exclusive of the voting interests of the Members who is sought to be removed as Manager. The removal of a Manager who is also a Member shall not affect such Person's rights as a Member and shall not constitute a withdrawal of a Member. Once removed for Cause pursuant to this Agreement, such Member shall not be eligible for re-election or re-appointment as a Manager under Section 5.2 for five (5) years thereafter unless the Manager was removed by reason of the events identified as (i)(if Manager remains legally incapacitated), (iv), (v), (vi) or (viii) under the definition of Cause in which case such Manager shall be prohibited from serving as Manager for the remaining term of the Company.

            7.4.2 Vacancies. Any vacancy occurring in the position of Manager (whether by removal, resignation or otherwise) may be immediately followed by an election of Manager under Section 5.2; provided, however, such Manager shall be replaced by the Member or Members who elected such Manager in the first instance. Upon a vacancy occurring in the position of the last remaining Manager (whether by removal, resignation or otherwise) shall be immediately followed by an election of Manager under Section 5.2

            7.4.3 Resignation. A Manager may resign at any time by delivering written notice to the Members. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

            7.4.4 Proxies. A Manager who is unable to attend a meeting of the Board of Managers shall be entitled to designate in writing and authorize another Member of the Company to act as his or her proxy as such meeting and vote on such matters requiring the vote of the Board of Managers. Such proxy shall be counted in meeting any quorum requirements.

      7.5 Payment of Salary and Expenses. The Board of Managers shall determine and set the compensation of each Manager based upon their respective involvement and level of responsibility in the management of the Company. However, the Company shall pay or reimburse the Managers for ordinary, necessary and reasonable out-of-pocket expenses incurred by the Managers on behalf of the Company including all expenses incurred in the organization of the Company and the sale of interests in the Company, and travel to Board of Managers" meetings. Fees and costs incurred by Members in connection with the purchase or Assignment of a Membership Interest in the Company shall be borne solely by that Member.

      7.6 Limitation on Liability; Indemnification. The Managers shall not be liable, responsible or accountable, in damages or otherwise, to the Company or to any Member for any act or omission by any such Manager performed in good faith pursuant to the authority granted to such Manager by this Agreement or in accordance with its provisions, and in a manner reasonably believed by such Manager in good faith to be within the scope of the authority granted to such Manager and in the best interest of the Company; provided that such act or omission did not constitute gross negligence, intentional misconduct, or a knowing violation of the law or the terms of this Agreement. For the purposes of this Agreement, whenever a Manager's knowledge is at issue, "knowledge" shall mean actual or constructive knowledge of such Manager after the exercise of reasonable diligence manifested by the circumstances. The Company shall defend, indemnify, save and hold harmless each such Manager and each Manager, Person, partner, employee, or agent thereof who acted in good faith, against any Claims and Liabilities and Expenses incurred by them on behalf of the Company or in furtherance of the Company's interest without relieving any such Manager of liability for gross negligence, intentional misconduct, or a knowing violation of the law or the terms of this Agreement. No Member shall have any personal liability with respect to the satisfaction of any required indemnification of a Manager.

      Any indemnification required to be made by the Company shall be made promptly following the fixing of the liability, loss, damage, cost or expense incurred or suffered by a final judgment of any court, settlement, contract or otherwise. In addition, the Company may advance funds to a Manager claiming indemnification under this Section 7.6 for legal expenses and other costs incurred as a result of a legal action brought against such Person only if (i) the legal action relates to the performance of duties or services by the Manager on behalf of the Company, (ii) the legal action is initiated by a party other than a Member, and (iii) such Manager undertakes to repay the advanced funds to the Company if it is determined that such Manager is not entitled to indemnification pursuant to the terms of this Agreement.

      7.7 Annual Meetings. There shall be a regular annual meeting of the Managers immediately after the annual meeting of Members.

      7.8 Calling of Meetings. Special meetings of the Managers, for any purpose or purposes, unless otherwise prescribed by the Act, may be called by any one Manager.

      7.9 Place of Meetings. The place of any meeting of the Managers shall be the principal office of the Company, unless another place, either within or outside the State of Nevada, as designated by the Managers.

      7.10 Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three (3) Business Days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager calling the meeting, to all Managers. If mailed, such notice shall be deemed to be delivered three Business Days after being deposited in the United States Mail, addressed to the Managers as specified in Section 18.1, with postage thereon prepaid.

      7.11 Conduct of Meetings. The Board of Managers may elect a chair to chair at any meeting of the Managers, to determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion, and to appoint a secretary of such meeting to take minutes thereof.

      7.12 Voting. At any meeting of Managers, each Manager shall be entitled to cast one vote. Notwithstanding the other provisions of this Agreement, if a matter to be voted by the Managers involves an Interested Party Transaction for a Manager, that Manager shall not be entitled to vote on that matter unless: (i) the remaining Managers consent to the Manager's vote after the disclosure required by this Agreement have been made; or (ii) if this provision would mean that no Manager is entitled to vote on the matter, in which event all Managers will be entitled to vote on the matter regardless of its characterization as an Interested Party Transaction. Each Manager, who is directly or indirectly through an Affiliate, involved with an actual or potential Interested Party Transaction, shall be under an affirmative obligation to disclose all key facts necessary to inform and apprise the remaining Managers concerning the matter.

      7.13 Quorum. Four (4) of the Managers shall constitute a quorum at any meeting of Managers. In the absence of a quorum at any such meeting, a majority of Managers so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Manager. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Managers present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Managers during such meeting whose absence would cause less than a quorum.

      7.14 Manner of Acting. If a quorum is present, the affirmative vote of four (4) of the Managers represented at the meeting in person or by proxy shall be the act of the Managers, unless the vote of a greater or lesser percentage is required by this Agreement or the Act.

      7.15 Participation by Telephone or Similar Communications. Managers may participate and hold a meeting by means of conference telephone or similar communications equipment by means of which all Managers participating can hear and be heard, and such participation shall constitute attendance and presence in person at such meeting.

      7.16 Waiver of Notice. When any notice is required to be given to a Manager, a waiver thereof in writing signed by the Manager entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

      7.17 Action by Members Without a Meeting. Any action requiring Manager consent may be taken without a meeting if one or more written consents describing such action are executed by all Managers. Such consents shall be delivered to the Secretary for inclusion in the Company's minutes. Action taken under this Section 7.17 shall be effective when the requisite Managers have signed the consent or consents and delivered them to the Secretary, unless such consents specify a different effective date.

                        ARTICLE 8 -- MANAGEMENT: OFFICERS

      8.1 Appointment. The Managers shall have authority to appoint one or more Persons to manage the affairs of the Company and may delegate such authority and responsibilities to such Officers as the Managers may determine are appropriate and with such compensation as the Managers may determine is appropriate; provided that such delegation shall not limit or reduce the authority and responsibilities of the Managers. If the Managers decide to appoint Officers, the Officers of the Company shall be appointed annually by the Managers at its annual meeting held immediately after the annual meeting of the Members or at any other meeting of the Board of Managers. Patrick C. Sullivan is hereby designated "Chief Operating Officer" and shall serve in such capacity until his successor is appointed and qualified. Except in the case of death, resignation, or removal, each Officer shall hold office until the next annual meeting of the Board of Managers and until his successor is appointed and qualified. Prior to a vote on the appointment of any Officer, the Board of Managers shall be presented with a full description of such Officer's proposed duties and obligations. Any compensation paid to Officers shall be disclosed as a specific line item in the Business Plan.

      8.2 Qualification. None of the Officers of the Company need be a Manager. Any two or more of the corporate offices may be held by the same Person.

      8.3 Resignation. Any Officer may resign at any time by delivering notice to the Company. Any such resignation shall take effect at the time the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified therein, acceptance of such resignation by the Company shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party.

      8.4 Removal. Any Officer or agent may be removed by the Managers with or without Cause. An Officer empowered to appoint another Officer or assistant Officer also has the power with or without Cause to remove any Officer he or she would have the power to appoint whenever in his or her judgment the best interests of the Company would be served thereby. The removal of an Officer or agent shall be without prejudice to the contract rights, if any, of the Company or the Person so removed. Appointment of an Officer or agent shall not of itself create contract rights.

      8.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Managers for the unexpired portion of the term or for a new term established by the Board of Managers.

      8.6 Right to Rely On Managers. Any Person dealing with the Company may rely upon a certificate signed by at least two Managers as to:

            20. The identity of any Manager, Officer or Member;

            21. The existence or nonexistence of any fact or facts regarding the affairs of the Company; or

            22. The Officers, Managers and/or Members who are authorized to execute and deliver any instrument or document on behalf of the Company.

      8.7 Guaranteed Payment. Any compensation or enumeration paid to a Member for services rendered to the Company in the capacity as an Officer or Manager shall be treated as a guaranteed payment in accordance with Code Section 707(c).

      8.8 Bank and Brokerage Accounts. All accounts held by the Company shall require signatures of at least two Managers to execute any check, withdrawal, or other disposition of funds or assets held in such accounts.

              ARTICLE 9 -- CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

      9.1 Members' Initial Capital Contributions. Each Member shall contribute such amount as is set forth in attached Schedule 1 as such Member's share of the Members" Capital Contribution. A Member shall not be entitled to receive interest on any portion of its Capital Contributions or Capital Account. A Member will, however, be entitled to receive interest on any Loans it makes to the Company pursuant to Section 9.4.

      9.2 Form of Contributions. Subject to the terms of this Agreement, a Member's contribution shall consist of cash or other property.

      9.3 Additional Capital Contributions.

            23. In addition to the initial Capital Contributions described in
Section 9.1, each Unit Holder shall contribute to the Company upon demand by the Managers such additional capital in proportion to its Percentage Interest ("Additional Capital Contributions") as may be required: (1) to pay operating costs and capital expenditures of the Company which are not funded out of the capital and earnings of the Company; (2) to make payments on loans which are not funded out of the capital or earnings of the Company; or (3) for other legitimate business purposes as the Managers may determine to be in the best interests of the Company, provided that Additional Capital Contributions shall constitute a Major Decision requiring the approval of a Super Majority Interest of Members. The provisions of this Section 9.3.a shall not create any rights in any third party. No Person or Entity shall have the right to enforce this Section 9.3 except the Company. If Additional Capital Contributions approved by the Members, or the Board of Managers, whichever the case may be, are required to be paid in installments over time, no new approval shall be required for each installment of an Additional Capital Contribution which was so approved.

            24. If a Unit Holder fails to make all or any part of any Additional Capital Contribution required by Section 9.3.a ("Noncontributing Unit Holder"), any other Unit Holder ("Contributing Unit Holder") may elect within fifteen (15) days after the Contributing Unit Holder's receipt of written notice of such failure, but shall not be required to contribute to the Company in cash the amount of such Additional Capital Contribution not contributed by the Noncontributing Unit Holder ("Noncontributed Additional Capital Contribution"). If more than one Unit Holder is willing to make a Noncontributed Additional Capital Contribution, the Unit Holders who are willing to do so shall make such contributions in proportion to their respective Percentage Interests. If a Contributing Unit Holder makes a Noncontributed Additional Capital Contribution to the Company on behalf of a Noncontributing Unit Holder pursuant to this Section, the amount of such Noncontributed Additional Capital Contribution made by the Contributing Unit Holder shall be allocated to the Contributing Unit Holder's Capital Account. Following payment of the Additional Capital Contributions made by all Contributing Unit Holders and receipt of such payments by the Company, each Unit Holder's respective Percentage Interests shall be adjusted as follows: (i) the Contributing Unit Holder's Capital Account shall be increased by the amount of the Additional Capital Contribution it made as its required portion, plus the Noncontributed Additional Capital Contribution it made on behalf of the Noncontributing Unit Holder; (ii) the resulting Capital Account of each Contributing Unit Holder shall be divided by the total of the Capital Accounts of all Unit Holders; and (iii) the resulting percentage shall constitute the Contributing Unit Holder's new Percentage Interest. The Noncontributing Unit Holder's Percentage Interest shall be reduced to the difference between one hundred percent (100%) and the new Percentage Interests held by the Contributing Partners. The Percentage Interests of all of the Unit Holders shall be reallocated based upon the new Percentage Interests.

            25. As an alternative to accepting Noncontributed Additional Capital Contributions from other Unit Holders, the Managers may instead elect to accept a loan from Contributing Unit Holders in the amount of the Noncontributed Additional Capital Contribution (a "Contribution Loan"). If more than one Contributing Unit Holder is willing to make a Contribution Loan, the Contributing Unit Holders who are willing to do so shall make such loan in proportion to their respective Percentage Interests and on the same terms and conditions agreed upon by the Managers and the other Contributing Unit Holders (other than the dollar amount of such loan). A Contribution Loan shall bear interest at a percentage rate of interest equal to four hundred (400) basis points over the prime rate as quoted, from time to time, in the Wall Street Journal's section entitled "Money Rates" until repaid in full ("Interest Rate")

            26. Notwithstanding the foregoing, a Member may assign his or her Additional Capital Contribution obligation created under Section 9.3.a hereof ("Assigning Member") to another Member ("Assuming Member") who covenants and agrees with the Company in writing to unconditionally expressly assume and pay the Assigning Member's Additional Capital Contribution obligation to the Company in the Assigning Member's place and stead within thirty (30) days of such demand for Additional Capital Contributions by the Managers. Such Additional Capital Contribution when made shall be credited to the Assuming and/or Assigning Member's Capital Account as designated in writing by the Assuming Member who had made the Additional Capital Contribution.

      9.4 Loans by Unit Holders.

            9.4.1 Optional Loans. A Unit Holder may, but will not be required to, advance additional monies to the Company as a loan upon such terms as the lending Unit Holder and the Managers may agree ("Optional Loan"). The interest rate on any loan by a Unit Holder to the Company shall be no greater than the Interest Rate set forth at Section 9.3.e. Each Unit Holder shall be entitled to participate in Optional Loans in proportion to the respective Percentage Interests of each such Unit Holder willing to make such loan. Each Unit Holder shall exercise his or her right to participate in Optional Loans within fifteen
(15) days after the Unit Holder's receipt of a written notice requesting participation in an Optional Loan.

            9.42 Treatment of Loans. No loan, whether a Contribution Loan or Optional Loan, will result in an increase in the Percentage Interest of the lending Unit Holder. The amount of any such loan will not be credited to the lending Unit Holder's Capital Account. Any loan will be an obligation of the Company to the lending Unit Holder, with interest, and will be repaid to the lending Unit Holder before any amount may be distributed to any Unit Holder with respect to its Percentage Interest. Interest on such loans will be payable without regard to the Profits or Losses of the Company and will be treated as a transaction with a Unit Holder other than in its capacity as a Unit Holder of the Company pursuant to Code Section 707(a) of the Code. All such loans will be repayable solely from the Company's assets and represented by promissory notes executed by the Company.

      9.5 Capital Accounts.

            9.5.1 Establishment and Maintenance. A separate Capital Account will be maintained for each Unit Holder throughout the term of the Company in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv). Each Unit Holder's Capital Account will be increased by (1) the amount of money contributed by such Unit Holder to the Company; (2) the fair market value of property contributed by such Unit Holder to the Company; (3) allocations to such Unit Holder of Profits; (4) any items in the nature of income and gain that are specially allocated to the Unit Holder pursuant to Sections 10.2 and 10.3; (5) the amount of any Company liabilities assumed by such Person, or which are secured by any property distributed to such person; and (6) allocations to such Unit Holder of income and gain exempt from federal income tax. Each Unit Holder's Capital Account will be decreased by (1) the amount of money distributed to such Unit Holder by the Company; (2) the Gross Asset Value of Company property; (3) allocations to such Unit Holder of expenditures described in Code Section 705(a)(2)(B); (4) any items in the nature of deduction and loss that are specially allocated to the Unit Holder pursuant to Sections 10.2 and 10.3; (5) the amount of any liabilities of such person assumed by the Company or which are secured by any property contributed by such person to the Company; and
(6) allocations to such Unit Holder of Losses. In the event of a permitted sale, transfer or exchange of Units, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Percentage Interest. In determining the amount of any liability for purposes of this Section, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            9.5.2 Compliance with Regulations. The manner in which Capital Accounts are to be maintained pursuant to this Section 9.5 is intended to comply with the requirements of Code Section 704(b) and the Regulations promulgated thereunder. If in the opinion of the Company's legal counsel or accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 9.5 should be modified in order to comply with Code
Section 704(b) and the Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 9.5, the method in which

Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Unit Holders.

      9.6 Withdrawal or Reduction of Unit Holders Contributions to Capital. A withdrawing Unit Holder shall not receive out of the Company's property any part of its Capital Contribution until all Liabilities of the Company, except Liabilities to Unit Holders on account of their Capital Contributions, have been paid and there remains property of the Company sufficient to pay them. A Unit Holder, irrespective of the nature of its Capital Contribution, has only the right to demand and receive cash in return for its Capital Contribution.

                    ARTICLE 10 -- ALLOCATIONS OF PROFITS AND

                                     LOSSES

      10.1 Allocation of Profit and Loss -- In General.

            10.1.1 Allocation of Profit or Loss. After giving effect to the special allocations set forth in Sections 10.2 and 10.3, the Profit or Loss for any fiscal year of the Company shall be allocated among the Unit Holders pro rata in accordance with their respective Percentage Interests.

            10.1.2 Limitation. The Loss allocated to each Unit Holder for any Company fiscal year pursuant to Section 10.1.1. shall not exceed the maximum amount of Loss that can be so allocated without causing such Unit Holder to have a Deficit Capital Account at the end of the fiscal year. All Losses in excess of the limitation set forth in this Section 10.1.2 shall be allocated to the other Unit Holders who do not have Deficit Capital Accounts in proportion to their respective Percentage Interests.

      10.2 Special Allocations. The following special allocations shall be made for any fiscal year of the Company in the following order:

            10.2.1 Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Company fiscal year, each Unit Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulation Sections 1.704-2(f) and 1.704-2(g) (2). The items to be so allocated, and the manner in which those items are to be allocated among the Unit Holders, shall be determined in accordance with Regulation Sections 1.704-2(f) and 1.704-2(j) (2). This Section 10.2.1 is intended to satisfy the minimum gain chargeback requirement in Regulation Section 1.704-2(f) and shall be interpreted and applied accordingly.

            10.2.2 Unit Holder Minimum Gain Chargeback. If there is a net decrease in Unit Holder Minimum Gain during any Company fiscal year, each Unit Holder who has a share of that Unit Holder Minimum Gain, determined in accordance with Regulation Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year and, if necessary, subsequent years in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Minimum Gain, determined in accordance with Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). The items to be so allocated, and the manner in which those items are to be allocated among the Unit Holders, shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 10.2.2 is intended to satisfy the minimum gain chargeback requirement in Regulation Section 1.704-2(i)(4) and shall be interpreted and applied accordingly.

            10.2.3 Qualified Income Offset. In the event that any Unit Holder unexpectedly receives any adjustments, allocations, or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Unit Holder in an amount and in a manner sufficient to eliminate as quickly as possible, to the extent required by Regulation Section 1.704-(1)(b)(2)(ii)(d), the Deficit Capital Account of the Unit Holder (which Deficit Capital Account shall be determined as if all other allocations provided for in this Article 10 have been tentatively made as if this Section 10.2.3 were not in this Agreement.)

            10.2.4 Nonrecourse Deductions. Nonrecourse Deductions shall be allocated among the Unit Holders in accordance with their respective Percentage Interests.

            10.2.5 Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions shall be specially allocated among the Unit Holders in accordance with Regulation Section 1.704-2(i).

            10.2.6 Priority Allocation. [Intentionally Left Blank]

      10.3 Corrective Allocations.

            10.3.1 Allocations to Achieve Economic Agreement. The allocations set forth in the last sentence of Section 10.1.2 and in Section 10.2 (other than Section 10.2.6) are intended to comply with certain regulatory requirements under Code Section 704(b). The Unit Holders intend that, to the extent possible, all allocations made pursuant to such Sections will, over the term of the Company, be offset either with other allocations pursuant to Section 10.2 or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 10.3.1 in whatever manner the Managers determine is appropriate so that, after such offsetting special allocations are made, the Capital Accounts of the Unit Holders are, to the extent possible, equal to the Capital Accounts each would have if the provisions of Section 10.2 were not contained in this Agreement and all income, gain, loss and deduction of the Company were instead allocated pursuant to Section 10.1.1.

            10.3.2 Waiver of Application of Minimum Gain Chargeback. The Managers with the prior consent of Members holding a Majority Interest shall request from the Commissioner of the Internal Revenue Service a waiver, pursuant to Regulation Section 1.704-2(f)(4), if the minimum gain chargeback requirement would cause a permanent distortion of the economic arrangement of the Unit Holders, as reflected in Section 10.1.

      10.4 Other Allocation Rules.

            10.4.1 General. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Unit Holders in the same proportions as they share Profits or Losses, as the case may be, for the year.

            10.4.2 Allocation of Recapture Items. In making any allocation among the Unit Holders of income or gain from the sale or other disposition of a Company asset, the ordinary income portion, if any, of such income and gain resulting from the recapture of cost recovery or other deductions shall be allocated among those Unit Holders who were previously allocated (or whose predecessors-in-interest were previously allocated) the cost recovery deductions or other deductions resulting in the recapture items, in proportion to the amount of such cost recovery deductions or other deductions previously allocated to them.

            10.4.3 Allocation of Excess Nonrecourse Liabilities. Solely for purposes of determining a Unit Holder's proportionate share of the excess nonrecourse Liabilities of the Company within the meaning of Regulation Section 1.752-3(a)(3), the Unit Holders" interests in the Company's profits shall be determined by taking into account all facts and circumstances relating to the economic arrangement of the Unit Holders and shall be consistent with allocation of other significant items of Company income or gain.

            10.4.4 Allocations in Connection with Varying Interests. If, during a Company Fiscal Year, there is (i) a permitted transfer of a Membership Interest or Economic Interest under this Agreement or (ii) the admission of a Member or additional Members, Profit, Loss, each item thereof, and all other tax items of the Company for such period shall be divided and allocated among the Unit Holders by taking into account their varying interests during such Fiscal Year in accordance with Code Section 706(d) and using any conventions permitted by law and selected by the Manager.

      10.5 Determination of Profit or Loss.

            10.5.1 Computation of Profit or Loss. The Profit or Loss of the Company, for each Fiscal Year or other period, shall be an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (and, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1), including income and gain exempt from federal income tax, shall be included in taxable income or loss).

            10.5.2 Adjustments to Profit or Loss. For purposes of computing taxable income or loss on the disposition of an item of Company property or for purposes of determining the cost recovery, depreciation, or amortization deduction with respect to any property, the Company shall use such property"s Gross Asset Value determined in accordance with Regulation Section 1.704-1(b).

            10.5.3 Items Specially Allocated. Notwithstanding any other provision of this Section 10.5, any items that are specially allocated pursuant to Sections 10.2 or 10.3 shall not be taken into account in computing Profit or Loss.

      10.6 Mandatory Tax Allocations Under Code Section 704(c). In accordance with Code Section 704(c) and Regulation Section 1.704-3, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value. Prior to the contribution of any property to the Company that has a fair market value that differs from its adjusted tax basis in the hands of the contributing Member on the date of contribution, the contributing Member and the Majority Interest of the non-contributing Members shall agree upon the allocation method to be applied with respect to that property under Regulation
Section 1.704-3, which allocation method shall be then set forth on attached
Schedule 2, as amended from time to time.

      If the book value of any Company property is adjusted pursuant to Paragraph (b) of Section 9.5.2, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as under Code Section 704(c). The choice of allocation methods under Regulation Section 1.704-3 with respect to such revalued property shall be made by the Members holding a Majority Interest.

      Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profit, Loss, or other items as computed for book purposes, or distributions pursuant to any provision of this Agreement.

                           ARTICLE 11 -- DISTRIBUTIONS

      11.1 Net Cash From Operations. Except as otherwise provided in Sections
13.7 and 13.8, and after establishment of Reserves by Managers, Net Cash From Operations shall be distributed not later than the thirtieth (30th) day after the end of each fiscal quarter to the Unit Holders in proportion to their Percentage Interests. Subject to establishment of Reserves, the Company shall distribute sufficient funds prior to each quarterly estimated federal income tax payment date to fund the Members" federal and state income taxes on the net taxable income reportable by the Members on their respective distributive shares of income, expenses, deductions, and credits allocated hereunder based upon the highest combined federal and state tax marginal rate applied to any Member.

      11.2 Net Cash From Sales or Refinancings. Except as otherwise provided in
Section 15.4.c, all Net Cash From Sales or Refinancings shall be distributed as soon as practicable to the Unit Holders in proportion to their Percentage Interest.

      11.3 Distributions in Kind. Non-cash assets, if any, shall be distributed in a manner that reflects how cash proceeds from the sale of such assets for fair market value would have been distributed (after any unrealized gain or loss attributable to such non-cash assets has been allocated among the Unit Holders in accordance with Article 10). No Unit Holder shall be entitled to demand a distribution in kind.

                  ARTICLE 12 -- ACCOUNTING, BOOKS, AND RECORDS

      12.1 Accounting Principles. The Company's books and records shall be kept, and its income tax returns prepared, under such permissible method of accounting, consistently applied, as the Managers determine is in the best interest of the Company and its Members.

      12.2 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

      12.3 Accounting Period. The Company's accounting period shall be the calendar year.

      12.4 Records, Audits and Reports. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

            27. A current list and past list, setting forth the full name and last known mailing address of each Member, Economic Interest Owner, Officer and Manager;

            28. A copy of the Articles of Organization and all amendments thereto;

            29. Copies of this Agreement and all amendments hereto;

            30. Copies of the Company's federal, state, and local tax returns and reports, if any, for the three most recent years;

            31. Minutes of every meeting of the Members and any written consents obtained from Members for actions taken by Members without a meeting; and

            32. Minutes of every meeting of the Board of Managers and any written consents obtained from Managers for actions taken by Managers without a meeting.

            33. Copies of the Company's financial statements for the three most recent years.

      12.5 Tax Matters Partner.

            12.5.1 Designation. The Managers shall appoint the "Tax Matters Partner" of the Company pursuant to Code Section 6231(a)(7).

            12.5.2 Expenses of Tax Matters Partner; Indemnification. The Company shall indemnify and reimburse the Tax Matters Partner for all ordinary, necessary and reasonable expenses, including legal and accounting fees, Claims, Liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Unit Holders attributable to the Company. The payment of all such expenses shall be made before any distributions are made to Unit Holders (and such expenses shall be taken into consideration for purposes of determining Distributable Cash) or any discretionary Regulations are set aside. Neither the Tax Matters Partner nor any Member shall have any obligation to provide funds for such purpose. The provisions for exculpation and indemnification of Managers set forth in Section
7.6 of this Agreement shall be fully applicable to the Member acting as Tax Matters Partner for the Company.

      12.6 Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax and information returns required to be filed by the Company pursuant to the Code and all other tax and information returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Unit Holders within a reasonable time after the end of the Company"s Fiscal Year.

                          ARTICLE 13 -- TRANSFERABILITY

      13.1 General. Except as otherwise expressly provided in this Agreement, neither a Member nor an Economic Interest Owner shall have the right to:

            34. sell, affiliate, transfer, exchange or otherwise transfer for consideration, (collectively, "sell" or "sale"),

            35. gift, bequeath or otherwise transfer for no consideration whether or not by operation of law, except in the case of Bankruptcy (collectively "gift"), all or any part of its Membership Interest or Economic Interest.

      Each Member and Economic Interest Owner hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests and Economic Interest imposed by this Agreement in view of the Company's purposes and the relationship of the Members and Economic Interest Owners. Accordingly, the restrictions on sale and gift contained herein shall be specifically enforceable. In the event that any Unit Holder pledges or otherwise encumbers any of its Membership Interest or Economic Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article 13 and to exercise rights under any such pledge or security arrangement subject to the terms and conditions of this Article 13.

      13.2 First Refusal Rights.

            36. A Unit Holder desiring to sell all or any portion of its Membership Interest or Economic Interest to a third party purchaser shall first offer to sell its Membership Interest or Economic Interest to the other Unit Holders and/or the Company. Such Unit Holder shall give written notice to the other Unit Holders and the Managers of its intention to so transfer such Membership Interest or Economic Interest. Such notice shall set forth the complete terms of the offer to sell, stating the terms and conditions upon which the sale is to be made and the consideration to be accepted therefor.

            37. The other Unit Holders, shall, on a basis pro rata to their Units or on a basis pro rata to the Units of those remaining Unit Holders exercising their first refusal rights, have the first right to purchase all (but not less than all) of the Membership Interest or Economic Interest proposed to be sold by the selling Unit Holder upon the same terms and conditions stated in the notice given pursuant to Section 13.2.a by giving written notice to the other Unit Holders and the Managers within ten (10) days after such notice from the selling Unit Holder ("Initial Election Period"). The failure of a Unit Holder to so notify the other Unit Holders of its desire to exercise its first refusal rights within the Initial Election Period shall result in the termination of such Unit Holder's first refusal rights with respect to that notice.
      Within ten (10) days after expiration of Initial Election Period ("Second Election Period"), those Unit Holders exercising first refusal rights in accordance with the preceding paragraph shall then notify the other Unit Holders and the Managers whether they elect to purchase such remaining Units, which shall be allocated pro rata or allocated in such other manner as the purchasing Unit Holders shall agree. If no such notification is received from any such Unit Holders in accordance with this paragraph, no Unit Holder shall have any further first refusal rights with respect to such Units.

      If Unit Holders have elected to purchase all of the Units offered by the selling Unit Holder, the selling Unit Holder shall sell such Units upon the same terms and conditions specified in the notice required by Section 13.2.a, and the purchasing Unit Holders shall have the right to close the purchase within sixty
(60) days after receipt of the initial notification from the selling Unit
Holders.

      If Unit Holders do not elect to purchase all of the Units offered by the selling Unit Holder in accordance with this Section 13.2, then within ten (10) days after expiration of the Second Election Period ("Third Election Period"), the Company shall have the right to purchase all (but not less than all) of the remaining Units proposed to be sold by the selling Unit Holder upon the same terms and conditions stated in the notice given pursuant to Section 13.2.a by giving written notice to the Unit Holders exercising first refusal rights and the selling Unit Holder within the Third Election Period. The failure of the Company to so notify the Unit Holders of its desire to exercise its first refusal rights within Third Election Period shall result in the termination of the Company's first refusal rights with respect to that notice.

      If either the Unit Holders or the Company do not elect to purchase all of the Units offered by the selling Unit Holder in accordance with this Section 13.2, then the selling Unit Holder shall be entitled to sell such Units to a third party purchaser on the same or better terms and conditions upon which the sale is to be made as specified in the notice under Section 13.2.a. However, if such sale is not completed within ninety (90) days following expiration of the other Unit Holders" and Company's first refusal rights under this Section 13.2, then the selling Unit Holder shall not be entitled to complete the sale to such third party purchaser and the selling Unit Holder's Units shall continue to be subject to the rights of first refusal set forth in this Section 13.2 with respect to any proposed subsequent transfer.

      13.3 Transfers.

            38. Upon the purchase or the gift of a Membership Interest or an Economic Interest, and as a condition to recognizing the effectiveness and binding nature of any sale or gift and (subject to Section 13.3) substitution of a Person as a new Unit Holder, the Members holding a Majority Interest or the Managers may require the transferring Unit Holder and the proposed purchaser, donee or successor-in-interest, as the case may be to execute, acknowledge and deliver to the Company such instruments of transfer, assignment and assumption and such other agreements and to perform all such other acts that the Members holding a Majority Interest or the Managers may deem necessary or desirable to:

            39. constitute such Person as a Unit Holder;

            40. confirm that the Person desiring to become a Unit Holder, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this Agreement (whether such Person is to be admitted as a new Member or will merely be an Economic Interest Owner);

            41. confirm the Person desiring to become a Unit Holder is a financially responsible Person who understands the nature of the business and affairs of the Company, and intends to take and hold the interest transferred for investment for his own account and not for resale to others;

            42. maintain the status of the Company as a partnership for federal tax purposes; and

            43. assure compliance with any applicable state and federal laws, including securities laws and regulations.

            44. Any sale or gift of a Membership Interest or Economic Interest or admission of a Member in compliance with this Article 13 shall be subject to the Managers, in their sole discretion, requiring that the proposed transferee deliver to the Company an opinion of counsel acceptable to the Managers that registration is not required under applicable federal and state securities laws with respect thereto.

            45. Any sale or gift of a Membership Interest or Economic Interest or admission of a Member in compliance with this Article 13 shall be deemed effective as of the last day of the calendar month in which the remaining Members give their consent thereto, or, if no such consent was required pursuant to Section 13.3, then on such date that the transferor and the transferee both comply with Section 13.2.c. The transferring Unit Holder shall indemnify the Company and the Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article 13.

            46. Notwithstanding anything to the contrary to this Section 13, and subject to Section 13.3:

            47. A Unit Holder may transfer all or any portion of its Membership Interest or Economic Interest (without regard to Section 13.2.a, provided that the transferee complies with Section 13.3.a, b and c) that all of the other provisions of this Agreement have been complied with; such sale, assignment, or other transfer will not result in a termination of the Company or in a loss of the Company's classification as a partnership for federal and state income tax purposes; that such transferee shall have the legal capacity and authority to become a Member of the Company, and further provided that the donee is one of the following (a "Family Transferee"): (I) the Unit Holder's spouse; (II) lineal descendants (including adopted children) of the Unit Holder's parents; or (III) an Entity or a trust created solely for the benefit of the Unit Holder, the Unit Holder's spouse or lineal descendants of the Unit Holder's parents, and the trustee, general partner, manager or equivalent of which who is responsible for voting the Membership Interest is the Unit Holder, the Unit Holder's spouse or lineal descendant of the Unit Holder's parents. Notwithstanding the previous sentence, in the event of the gift of all or any portion of a Unit Holder"s Membership Interest or Economic Interest to one or more lineal descendants who are under twenty one (21) years of age, one or more trusts shall be established to hold the gifted interest(s) for the benefit of such transferee(s) until such transferee(s) reach an age of not less than twenty one (21) years.

            48. The sale, gift or other transfer of a controlling interest or more than 50% of the equity in any Entity Member shall be deemed to constitute a transfer and trigger the right of first refusal provisions of Section 13.2, provided, that, such provisions shall not be triggered if the sale, gift or other transfer of a controlling interest in any Entity Member is transferred from the Person controlling such interest (the "Controlling Person") to (the following shall be referred to herein as "Approved Transferees"): (I) the Controlling Person's spouse; (II) the Controlling Person's lineal descendant (including adopted children); (III) a new Entity in connection with a reorganization of the Member under Section 368(a)(1)(E) or 368(a)(1)F) of the Internal Revenue; or (IV) an Entity created solely for the benefit of the Controlling Person, the Controlling Person's spouse or lineal descendants, and the trustee, general partner or manager of which is the Controlling Person or the Controlling Person's spouse or lineal descendant. Notwithstanding the previous sentence, in the event of the gift by a Controlling Person of a controlling interest in an Entity Member to one or more lineal descendants who are under twenty one
(21) years of age, one or more trusts shall be established to hold the gifted interest(s) for the benefit of such transferee(s) until all of the transferee(s) reach the age of twenty one (21) years.

      13.4 Transferee Not Member in Absence of Consent.

            1. If the sale or gift of a Member's Membership Interest to a transferee or donee which is not one of the following: (I) a Member immediately prior to the sale or gift; (II) a Family Transferee; (III) a transferee whose right to become a Member is approved in writing by all of the remaining Members, in their sole discretion; or (IV) an Approved Transferee, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. Such transferee or donee shall be merely an Economic Interest Owner.

            2. Promptly following any sale or gift of a Member's Economic Interest which does not at the same time transfer the balance of the rights associated with such Person's Membership Interest, the Company shall purchase from such Person, and such Person shall sell to the Company for a purchase price of $100, all such remaining rights and interests retained by such Person which immediately prior to such sale or gift were associated with the transferred Economic Interest. The acquisition by the Company of such Person's rights shall not cause a dissolution of the Company and such Person shall no longer be a Member.

      13.5 Member Buyout. At anytime after December 31, 2004, any Member (the "Offeror") may make a written offer (the "Offer") to the other Member(s) (the "Offeree") to purchase all (but not less than all) of the Offeree's Units. The Offer shall set forth reasonable detail all material terms of the purchase including the purchase price, down payment, financing terms, collateral, closing date, closing requirements, and closing conditions (the "Terms"). The closing date set forth in the Offer shall be a date within forty-five (45) days after the Offeror's delivery of the Offer to the Offeree, or within five (5) days after receipt by the Offeror and Offeree of any and all required governmental or contractual approval(s) before the buy-out is able to be consummated. If, within thirty (30) days after receiving the Offer, the Offeree decides to purchase the Offeror's Units: (a) the Offeree shall have a right to do so on the Terms; (b) the Offeree shall promptly notify the Offeror in writing of the Offeree"s decision to purchase the Offeror's Units on the Terms; and (c) the Offeree shall promptly purchase the Units on the Terms, provided, that the purchase price offered by the Offeree to the

Offeror shall be adjusted to take account of any difference in the proportionate Units of the Offeror and the Offeree. If, with the above thirty (30) day period, the Offeree fails to provide the written notice described above to the Offeror, the Offeror shall purchase the Offeree"s Units on the Terms.

      13.6 Section 754 Election. In the event of (a) a transfer of all or part of a Member's Interest in the Company by sale or exchange or on the death of a Member, or (b) a distribution of Company property to a Member, upon the written request of the transferee-Member or the personal representative, administrator, or other Legal Representative of a deceased Member, the Members shall cause the Company to elect, pursuant to Code Section 754 or the corresponding provision of subsequent law, to adjust the basis of the Company property in accordance with Code Sections 743 or 734, as the case may be, if, in the opinion of the Company's tax advisors, such election would be most advantageous to the Members as a group. Each Member agrees to furnish the Company with all information reasonably necessary to obtain such opinion and give effect to such election.

      13.7 Gaming Act Restrictions. Notwithstanding anything to the contrary expressed or implied in this Operating Agreement or the Articles of Organization, the sale, assignment, transfer, pledge or other disposition of any interest in the Company when it is a Nevada gaming licensee under the Gaming Act is ineffective unless approved in advance by the Commission. If at any time the Commission finds that a Member which owns any such interest in unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact. The Company shall, within 10 days from the date that it receives the notice from the Commission, return to the unsuitable Member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable
Member: (a) to receive any share of the distribution of profits or cash or any other property of, or payment upon dissolution of, the Company, other than a return of capital as required above; (b) to exercise directly or though a trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the limited-liability Company; or (d) to receive any remuneration in any form from the Company, for services rendered or otherwise.

      13.8 Unsuitability of Member. Any Member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, at which time the Company shall within 10 days, after the Company receives notice from the Commission, return to the Member in cash, the amount of his capital account as reflected on the books of the Company, and the unsuitable Member shall no longer have any direct or indirect interest in the Company.

                        ARTICLE 14 -- ADDITIONAL MEMBERS

      14.1 Admission to Membership. With the approval of a Members holding a Super Majority Interest, any Person or Entity may be added as a Member of the Company by the issuance by the Company of Units, for such consideration as the Majority Interest of the Members shall determine, or as a transferee of a Member's Interest or any portion thereof, subject to the terms and conditions of this Agreement.

      14.2 Transferee Bound by this Agreement. Any transferee who acquires in any manner whatsoever an interest in the Company, irrespective of whether such transferee has been admitted as a substitute Member or has accepted and adopted the terms and conditions of this Agreement shall be deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to and bound by all the terms and conditions of this Agreement.

      14.3 Financial Arrangements. No new Members shall be entitled to any retroactive allocation of losses, income, or expense deductions incurred by the Company. The Managers may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income, and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Code Section 706(d) and the Treasury Regulations thereunder.

                    ARTICLE 15 -- DISSOLUTION AND TERMINATION

      15.1 Events Causing Dissolution. Except as otherwise provided in this Agreement, the Company shall dissolve upon the earliest to occur of the following:

            3. The time, if any, for dissolution specified in the Articles of Organization; or

            4. The sale or other disposition of all or substantially all of the assets of the Company; or

            5. The entry of a decree of judicial dissolution; or

            6. The unanimous consent of Members; or

            7. Any other event or act causing dissolution of the Company pursuant to this Agreement.

      The events described in this Section 15.1 shall be the exclusive causes of a dissolution of the Company.

      15.2 Continuation. Upon the occurrence of any event of dissolution set forth in Section 15.1 hereof, the Company shall not be dissolved or required to be wound up if within ninety (90) days after such event, the Company is continued by the consent of the remaining Member(s) holding a Majority Interest and the remaining Members execute an instrument confirming such fact.

      15.3 Allocation of Profit and Loss in Liquidation. The allocation of Profit, Loss and other items of the Company following the date of dissolution, including but not limited to gain or loss upon the sale of all or substantially all of the Company's assets, shall be determined in accordance with the provisions of Articles 10 and 11 and shall be credited or charged to the Capital Accounts of the Unit Holders in the same manner as Profit, Loss, and other items of the Company would have been credited or charged if there were no dissolution and liquidation.

      15.4 Winding Up, Liquidation and Distribution of Assets. Upon dissolution, the Managers shall immediately proceed to wind up the affairs of the Company, unless the business of the Company is continued as provided in Section 15.2. The Managers shall sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Members may determine to distribute any assets to the Unit Holders in kind) and shall apply the proceeds of such sale and the remaining Company assets in the following order of priority:

            8. First, to the payment of creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of Liabilities of the Company, other than Liabilities for distributions to Members;

            9. Second, to establish any Reserves that the Managers deem reasonably necessary for contingent or unforeseen obligations of the Company;

            c. Finally, by the end of the taxable year in which the liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation), to the Unit Holders in proportion to the positive balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs (other than those made pursuant to this Paragraph (d).

      15.5 No Obligation to Restore Negative Capital Account Balance on Liquidation. Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Regulation Section 1.704-1(b) (2) (ii) (g), if any Unit Holder has a negative Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Unit Holder shall have no obligation to make any Capital Contribution to the Company, and the negative balance of such Unit Holder's Capital Account shall not be considered a debt owed by such Unit Holder to the Company or to any other Person for any purpose whatsoever.

      15.6 Termination. The Members shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

      15.7 Articles of Dissolution. When all debts, Liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Unit Holders, the Managers shall file articles of dissolution as required by the Act. Upon filing the articles of dissolution, the existence of the Company shall cease, except as otherwise provided in the Act.

      15.8 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution each Unit Holder shall look solely to the assets of the Company for the return of its Capital Contribution. If the property remaining after the payment or discharge of Liabilities of the Company is insufficient to return the contributions of Members, no Unit Holder shall have recourse against any other Unit Holder.

                              ARTICLE 16 -- DEFAULT

      16.1 Default. A Member shall be in default ("Defaulting
Member") hereunder upon the occurrence of any of the following events:

            10. If any Member makes an assignment for the benefit of creditors or applies for the appointment of a trustee, liquidator or receiver of any part of his assets or commences any proceedings relating to such Member under any federal or state law relating to bankruptcy, insolvency, reorganization or similar laws;

            11. If any Member has a proceeding commenced against him or her relating to the appointment of a trustee, liquidator or receiver pursuant to any proceedings under any federal or state law relating to bankruptcy, insolvency, reorganization or similar laws which proceeding is not dismissed within 90 days after the filing of such proceeding;

            12. If any Member suffers its interest in the Company to become subject to any attachment, levy, execution or other judicial seizure;

            13. If any Member transfers his interest in violation of Article 13;

            14. If any Member breaches or fails to perform any other provision of this Agreement and such breach or failure is not cured within thirty (30) days after written notice of breach approved by a majority vote of the Managers; provided, however, that while failure to provide funds in response to a call for Additional Capital Contribution may result in certain consequences described in
Article 9, it shall not cause a Member to become a Defaulting Member.

      16.2 Remedies. Upon any Member becoming a Defaulting Member, the Company may take any one or more of the following actions as determined by the Managers, in addition to the other actions permitted by this Agreement:

            15. Dissolve and terminate the Company as provided in Article 15 and offset against any amount to be distributed to the Defaulting Member the damages caused to the Company by the Defaulting Member;

            16. Expel the Defaulting Member; or

            17. Pursue any remedy at law or in equity against the Defaulting Member.

      16.3 Defaulting Member. A Defaulting Member shall have no right to vote upon or otherwise participate in management of the Company, regardless of whether the remaining Members have commenced to exercise any available remedies.

                      ARTICLE 17 -- INDEPENDENT ACTIVITIES;
               TRANSACTIONS WITH AFFILIATES; RELATED PARTNERSHIPS

      Except as provided in this Article, each of the Parties hereto may engage in whatever other activities it chooses. The Managers, Members and their employees, and agents shall not be obligated to contribute their full time and efforts to the Company; however, the Members and Managers shall diligently and faithfully devote such of their time to the business of the Company as may be necessary to properly conduct the affairs of the Company. Except for business opportunities presented initially to the Company and business opportunities directly related to existing business and operations of the Company within three
(3) miles of the Business location, the Members, their Affiliates and their employees and agents may in the future engage in the acquisition and development of properties, both for their own account and for others, and nothing contained herein shall be deemed to prevent such Parties from engaging in and contributing such activities, or initiating further such Affiliates from engaging in and continuing such activities, or initiating further such other Affiliates, joint ventures or other entities in which they are or may become a party, nor as requiring them to permit the Company or any of the Members to participate in any such operations in which they may be interested including activities which compete with the Company. The fact that a Member, a member of his family or an Affiliate is, directly or indirectly, interested in or connected with any Person employed by the Company or from whom the Company may buy merchandise, materials, services or other property shall not prohibit the Company from employing, or from dealing with, such Person provided such dealings are on commercially reasonable terms. This provision shall not apply to business opportunities offered to Sierra Development Company, Inc., its successors and assigns.

                     ARTICLE 18 -- MISCELLANEOUS PROVISIONS

      18.1 Notices. Any and all notices, requests or other communications, which are required or permitted to be given under this Agreement or by reason of this Agreement., shall be in writing and shall be deemed to have been given and delivered when they are delivered in person, or three (3) Business Days after sending them in the United States of America on prepaid and the highest priority shipment basis (confirmation of delivery requested) via an established, commercial, overnight private courier service, such as Federal Express, United Parcel, DHL, etc., or six (6) Business Days after mailing them by certified or registered mail, return receipt requested, first-class postage prepaid, if mailed in, the United States of America, or the date of actual receipt as indicated on the appropriate return receipts of such private courier service or the Postal Service of the United States of America, whichever dates shall first occur; or eight (8) hours after the time transmitted by telecopier or email as long as such transmission occurs between 9:00 a.m. and 5:00 p.m. during a Business Day at the location of the recipient of any facsimile or e-mail transmission (or if it is not so faxed or e-mailed, it shall be deemed to have been transmitted at the earliest subsequent time at 9:00 a.m. of a Business
Day), as evidenced by the written confirmation of delivery by the sender"s telecopier or e-mail system; in every case addressed to the Parties at the addresses set immediately below their respective names on the signature page of this Agreement.

      Each of the foregoing Parties shall be entitled to specify a different address by giving advanced written notice thereof as aforesaid to the other Parties. If a Party giving notice does not receive a return receipt from the private courier or the postal Service of the United States of America within ten
(10) Business Days after mailing or delivery the pertinent notice, or if a Party is unable to obtain a written continuation from its telecopier or email system of the proper transmission of a taxed or e-mailed notice, said Party shall reasonably diligently and directly inquire as to whether the addressee has received said notice and if it cannot verify delivery of said notice, said Party shall notice said' addressee in the manner hereinabove set forth. All notices given by telecopier and e-mail shall be confirmed by the concurrent transmittal of such notice by mail or private courier in the manner hereinabove specified.

      18.2 Governing Law. This Agreement, and its execution and enforcement, as well as the rights of, and the obligations between, the Parties hereto shall be governed in all respects by, and shall be construed in accordance with, the laws of the State of Nevada as such laws are applied to contracts between Nevada residents which have been entered into and are to be performed entirely within such state but excluding any conflicts of laws or choice of law provisions thereof (except to the extent that such contractually chosen laws are supplanted by the federal law of the United States of America). To the maximum extent permitted by applicable law, any and all actions or suits that are not required to be submitted to arbitration hereunder and that relate to the enforcement or interpretation of this Agreement and/or any other agreement between the Parties hereto which is referenced particularly in this Agreement, or to the enforcement of any award by the arbitrators, shall be brought exclusively in the Second Judicial District Court of Nevada, in and for the County of Washoe, to whose jurisdiction all Parties hereto submit, and consistently, each and every Party hereto waives unconditionally any and all rights that they may have to object to or otherwise challenge the exclusive jurisdiction of such courts. It is further agreed that any and all such judicial actions or suits shall be venued exclusively in the County of Washoe, Nevada, and each and every Party hereto waives unconditionally any and all rights that they may have to object to or otherwise challenge such contractually chosen exclusive venue.

      18.3 Amendments. This Agreement amends and replaces any and all previous agreements, whether written or oral, regarding the formation or operations of the Company. This Agreement may not be amended except by the approval of Members holding a Super Majority Interest; provided, however, that if the effect of an amendment would be to impose personal liability on a Member or change the rights associated with a Membership Interest in a manner that does not affect all Members in pari passu, then this Agreement may be amended only with the unanimous consent of the Members. Notwithstanding the foregoing, this Section
18.3 shall not be amended without the unanimous consent of the Members.

      18.4 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

      18.5 Arbitration. [Intentionally Left Blank by the Members]

      18.6 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

      18.7 Heirs, Successors and Assigns. Except as otherwise expressly provided herein specifically to the contrary, this Agreement shall be binding upon and shall inure to the benefit to the Parties hereto and their respective successors, permitted Assigns, and Legal Representatives.

      18.8 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company and of the Members.

      18.9 Counterparts and Facsimile Signatures. This Agreement maybe executed and delivered in any number of counterparts, each of which may be executed and delivered by less than all of the Parties, each of which shall be enforceable against the Parties actually executing and delivering such counterparts, and all of such counterparts shall for all purposes constitute one agreement binding on the Parties hereto, notwithstanding that all Parties are not signatory to the same counterpart. This Agreement may be executed in any number of counterparts by facsimile signatures with the same effect as if all of the Parties hereto were to have physically signed the same document, at the same time and at the same place. All counterparts shall be construed together and shall constitute one agreement. Each Party hereto shall execute and deliver to any other Party hereto, immediately following the receipt of a reasonable request therefor, a counterpart hereof as so executed by, and bearing the original, physical signature(s) of such other Party hereto, as well as the original date of physically and initially signing such instrument.

      18.10 Representation as to Non-Foreign Status. Each Member represents and warrants to the other Members and to the Managers that the Member is neither a "foreign person" nor a "foreign partner" as such terms are defined for purposes of Sections 1445 and 1446 of the Code. Each Member agrees to promptly notify the Company in writing of any change in such status.

      18.11 Investment Representations. The Units have not been registered under the Securities Act of 1993, the Securities Act of Nevada or any other state securities laws (collectively, the "Securities Acts") because the Company is issuing the Units in reliance upon the exemptions from the registration requirements of the Securities Acts, and the Company is relying upon the Subscription Agreement executed by the Unit Holders.

      18.12 Entire Agreement. This Agreement, in conjunction with its Exhibits and with any other binding agreements that are specifically referenced and incorporated herein as an integral part of this Agreement, and that are not described herein as being modified or superceded by the terms, provisions and conditions of this Agreement, constitutes the full, final and entire agreement among the Parties hereto with respect to the subject matters addressed herein and supercedes and extinguishes all other prior and contemporaneous agreements, warranties, representations, promises, statements, undertakings, terms, conditions, understandings, negotiations and discussions; whether oral or written, of the Parties with respect thereto (except for those other prior or contemporaneous agreements that are particularly referenced herein as an integral part of this Agreement and that are described specifically as not being modified or superceded by the terms, provisions and conditions of this Agreement). No promise, representation, warranty or covenant, which is not included in this Agreement or the Exhibits hereto or in such other binding agreements that are so referenced particularly herein, have been or are being relied upon by any Party hereto. Each Party has relied or is relying on its own examination of this Agreement and its Exhibits and such other binding agreements that which are so referenced particularly herein and described as not being modified or superseded by the terms, provisions and conditions of this Agreement, as well as the counsel of its own advisors, attorneys and other Representatives and the agreements, understandings, rights, interests, obligations, duties and covenants -that are set forth in this Agreement and its Exhibits and such other-binding agreements that are so referenced particularly herein and described as not being modified or superceded by the terms, provisions and conditions of this Agreement.

      18.13 Cooperation and Further Assurance. Each Party hereto shall, whenever and as often as requested to do so by another Party hereto, execute and deliver, or cause to be executed and delivered, to such other Party, all such further instruments, documents, certificates and other writings and to take such other actions as such other Party may reasonably request or as may be reasonably necessary or -desirable in order to carry out fully the terms, provisions and conditions of this Agreement and/or to consummate or implement the Future Transactions and/or all other transactions which are specified or contemplated by this Agreement in a timely and efficient manner.

      18.14 Expenses. Each Party hereto shall bear all expenses and costs which have been incurred by it in connection with the negotiation and preparation of this Agreement, including without limitation attorneys' fees, consultants' fees, and accountants' fees.

      18.15 Incorporation by Reference. All Exhibits and other instruments or agreements, which are referenced particularly in this

Agreement, are, by those references and this reference, incorporated herein in their entirety as an integral part hereof. Each patty hereto acknowledges having access to and being familiar with all such Exhibits and other instruments and agreements.

      18.16 Delays, Omissions, Waivers. Other than to the extent that it is specifically provided to the contrary' elsewhere in this Agreement, no delay or omission to exercise any right, power or remedy accruing to, any Party hereto upon any breach or default of any other Party hereto shall impair any right, power or remedy of a non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or acquiescence therein or thereto, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default by any Party hereto bedesmen to be a waiver of any other breach or default theretofore or thereafter occurring other than to the extent that it is specifically provided to the contrary elsewhere in this Agreement, no waiver of any breach or of any condition, covenant or agreement herein shall constitute a continuing waiver or a waiver of any subsequent breach of the same or any 'other condition, covenant or agreement. Other than to the extent that it is specifically provided to the contrary elsewhere in this Agreement, any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any terms, provisions or conditions of this Agreement, must be in writing and signed by the waiving Party and shall be effective only to the extent specifically set forth in such writing. All remedies, arising either under this Agreement or by law, equity or otherwise, shall be cumulative and not alternative.

      18.17 Assignment. Except only, to the extent permitted particularly by the other provisions of this Agreement, the rights, duties or obligations of each Party under, or arising by reason of, this Agreement may not be Assigned or otherwise delegated, voluntarily or involuntarily, in whole or in part, by operation of law or otherwise, without the express prior written consent of the other Parties to this Agreement who shall be entitled to grant or refuse to grant such consent in its sole and absolute discretion for any reason whatsoever or for not reason at all.

      18.18 Time. Time is expressly made of the essence of each and every provision of this Agreement. Time hereunder is to be computed by excluding the first day and including the last day, unless the last day is other than a Business Day, and then such non-Business Day(s) and to be excluded until the next Business Day occurs which shall be included.

      18.19 Attorneys' Fees. In the event of any arbitration or any action at law or suit in equity in relation to this Agreement, the Prevailing Party, in addition to all other relief or sums to which it may be granted or entitled, may call upon the non-Prevailing Party to pay a reasonable sum for its attorneys" fees and to pay all other costs and expenses that have been incurred by the Prevailing Party(including, without limitation, expert witness fees and costs, travel time and associated costs, copying costs, deposition costs, exhibit costs, fees and costs on appeal, fees and costs associated with execution on any judgment or order, special transcript costs, and the appointment of a special master or discovery' referee) either directly or indirectly, in connection with said arbitration, action or suit, which sum shall be determined by the arbitrators in their proceedings or by the Court in such litigation or in a separate action brought for that purpose. "Prevailing Party" shall mean, for purposes of this Section, the party who substantially obtains or defeats the significant form of relief sought, as the case may be, whether by compromise, settlement, judgment, or abandonment by the other party of its Claim or defense. The award of attorney's fees to a Prevailing Party shall not be computed in accordance with the fee schedule of any court 'or the rules of any provider or sponsor of the forum for arbitration, and unless the non-Prevailing Party can prove to the contrary by clear and convincing evidence, all actually paid or invoiced attorney's fees, expert" and non-expert witness costs and expenses, and all other out-of-pocket costs and expenses (legal and non-legal) of the Prevailing Party shall be awarded to such Prevailing Party and shall be paid, borne by or otherwise become ultimately the exclusive obligation of the non-Prevailing Party. Should either party incur attorneys' fees in order to enforce the terms, provisions or conditions of this Agreement, whether or not a legal action is instituted, the party not in default shall be similarly entitled to reimbursement of such attorneys' fees and costs, in addition to any other remedies either party may have at law or at equity. Moreover, such Prevailing Party shall be entitled to recover any and all post-award or, if applicable, post-judgment costs, expenses, and attorney's fees which are incurred in relation to the appeal of, or enforcing, any award in arbitration or any judgment relating to this Agreement, and such right of such Prevailing Party shall survive, and is not to be merged into, any such award or judgment.

      18.20 Effect of This Agreement on Third Persons. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of the terms, provisions and conditions of this Agreement on any Person other than the Parties to this Agreement and their respective successors and permitted Assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any such third Person to any Party to this Agreement or their respective successors and permitted Assigns, nor shall any provision or term hereof give any such third Person any right of subrogation or action over or against any Party to this Agreement or their respective successors and permitted Assigns.

      18.21 Severability. To the best knowledge and belief of the Parties hereto, this Agreement contains no term, provision or condition that is contrary to any applicable federal or any foreign, state or local law or to any ruling or regulation of the federal or of a foreign, state or local Governmental Body or that would be in breach of the obligations of any Party hereto under the terms, provisions and conditions of any legally binding agreement; provided, however, that if any term, provision or condition, or any application of any such term, provision or condition of this Agreement, or any part thereof, shall at any time be held to be invalid, illegal or unenforceable in whole or in part, under any applicable federal, foreign, state or local law; ruling or regulation by a court of competent jurisdiction or by an administrative agency or other Governmental Body of the federal, state or local government or by arbitrators with proper jurisdiction, then such term, provision or condition or a portion thereof, as appropriate, shall remain in effect only to the extent permitted, and the remaining terms, provisions and conditions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any term, provision or condition of this Agreement is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances. It is the express intention of the Parties that had they known of such invalidity or unenforceability at the time of entering into this Agreement, they nevertheless would have contracted with each other upon the terms, provisions and conditions which are contained herein, either excluding such terms, provisions or conditions, or including such terms, provisions and conditions only to the maximum extent that is permitted bylaw, as the case may be. In the event such total or partial invalidity or unenforceability of any term, provision or condition of this Agreement exists only with respect to the laws of a particular jurisdiction, this Section shall operate upon such term, provision or condition only to the extent the laws of such jurisdiction are applicable to such term, provision or condition.

      18.22 Equitable Remedies in Relation to Non-Monetary Obligations. Each Party's non-monetary obligations under this Agreement are unique. If any Party should default in its non-monetary obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting Party or Parties, in addition to any other available rights or remedies that they may possess, may sue inequity for specific performance or mandatory or prohibitory injunction.

      18.23 Authorization. Each individual executing this Agreement On behalf of a corporation or other Person represents and warrants that he/she is duly authorized to execute and deliver this Agreement on behalf of such Party (if by a corporation pursuant to an appropriate resolution of its Board of Directors or a duly empowered committee thereof),that the execution and delivery and performance by and on behalf of such Party is within the relevant signatory's powers (having been duly authorized by corporate authorization, it applicable) and does not contravene any laws or regulations or any contractual restrictions applicable to or binding upon such Party, and that this Agreement, once it is so' executed and delivered, will be binding upon and enforceable against such Party strictly in accordance with its terms, provisions and conditions.

      18.24 Waiver of Jury Trial. Each of the Parties hereto irrevocably waives any and all rights to a trial by jury in any and all actions, proceedings or counterclaims, and/or in relation to any and all Claims, whether at law or in equity, brought by either of them, to the fullest extent permitted by all applicable laws.

      18.25 Captions. The titles to the Articles, Sections and subsections of this Agreement are included herein solely for reference and convenience, are not a part of this Agreement and do not in any way limit, define, extend, describe or amplify the terms of this Agreement.

      18.26 Confidential Nature of this Agreement. The Parties hereby agree that they will not disclose the terms of this Agreement or the affairs of the Company to anyone, with the exception of any disclosures that are necessary (i) for ordinary internal or ordinary course of business purposes between the Parties and their respective boards, lenders, employees, attorneys, accountants and suppliers, (ii) for tax and financial reporting purposes, and (iii) in response to process of law, including court orders, subpoenas, document requests, interrogatories and depositions, or otherwise to comply with applicable law.

      18.27 No Outside Representations or Other Undisclosed or Relied Upon Enticements. Each Party represents and warrants to the other that no representation, warranty or promise not expressly contained in this Agreement has been made to them; that they are not entering into this Agreement on the basis of any representation, warranty or promise, express or implied, not expressly contained in this Agreement; that they are entering into this Agreement with full knowledge of any and all rights which they may have; and that they assume the risks of any mistake of facts or law with respect to true facts or law which are now unknown to them, and that the terms of this Agreement are contractual and not merely by way of recital, that this Agreement has been carefully read, the contents thereof are known to the Parties and there has been no duress in the execution hereof.

                           (Signature Page to Follow.)


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

Executed by the undersigned Members effective as of the date first above written.

Name and Address                      Signature                      Date
                                                                     Executed

The Robert and Nana Sullivan
Family Trust (u/d/t: December 30,
1997), 1490 Skyline Boulevard,
Reno Nevada 89509                     /S/ Robert J. Sullivan         12/13/00
                                      -----------------------------  ----------
                                      Robert J. Sullivan, Trustee

Eldorado Resorts, LLC, a Nevada       Recreational Enterprises,
limited liability company             Inc., a  Nevada Corporation
Fourth & Virginia Streets, P. O.
Box 3399, Reno, Nevada  89505
                                      By:   /S/ Donald L. Carano     12/13/00
                                            -----------------------  ----------
                                      Its:  President
                                            -----------------------

Robert E. Armstrong
1750 Skyline Blvd., Reno, Nevada
89509                                 /S/ Robert E. Armstrong        12/13/00
                                      -----------------------------  ----------

Donald L. Carano
2170 Dant Blvd., Reno, NV  89509      /S/ Donald L. Carano           12/13/00
                                      -----------------------------  ----------

                                   SCHEDULE 1
                               MEMBER INFORMATION
                          INITIAL CAPITAL CONTRIBUTIONS

                                              Initial     Number of   Percentage
         Member Name and Address           Contribution     Units      Interests
         -----------------------           ------------     -----      ---------

The Robert and Nana Sullivan Family Trust      TBD           475         47.50%
(u/d/t: December 30, 1997)
1490 Skyline Blvd.
Reno, NV 89509

Eldorado Resorts, LLC, a Nevada limited        TBD           425         42.50%
liability company
Fourth & Virginia Streets, P.O. Box 3399,
Reno, Nevada 89505

Robert E. Armstrong
1750 Skyline Blvd., Reno, Nevada 89509         TBD            50          5.00%

Donald L. Carano
2170 Dant Blvd., Reno, NV 89509                TBD            50          5.00%

TOTALS                                         TBD          1000        100.00%